QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 18, 2002

ADC TELECOMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-1424 (Commission File Number)	41-0743912 (I.R.S. Employer Identification No.)

13625 Technology Drive, Eden Prairie, MN 55344
(Address of principal executive offices, including zip code)

(952) 938-8080
(Registrant's telephone number, including area code)

Item 5.        Other Events

        This Form 8-K is being filed to provide updated information with respect to certain long-term operating leases to which ADC Telecommunications, Inc. (the "Company" or "ADC") is a party. ADC has a total of four long-term operating leases which have purchase options and minimum residual value guarantees, which are commonly known as "synthetic leases." As previously reported in the Company's Form 10-K for the fiscal year ended October 31, 2001, and Form 10-Q for the quarter ended January 31, 2002, ADC is contractually obligated to provide additional security to the lessors under two of these operating leases in the form of a first priority security interest in a substantial portion of the Company's assets. In order to grant this security interest or to make certain amendments to the lease documents, the consent of the lessors under the other two operating leases is required.

        ADC has renegotiated its commitment to grant this security interest with the lessors and, in lieu of granting a first priority security interest in its assets, on April 30, 2002 the Company has pledged or agreed to pledge cash collateral in the aggregate amount of $224.9 million under these four leases, which is in addition to $29.4 million of cash collateral that had previously been pledged under these leases. In exchange for this pledge of additional cash collateral, the lessors have agreed to amend and in certain circumstances delete various financial and operating covenants under such leases and to reduce the minimum lease payments under such leases.

        The table below summarizes the purchase option price, the minimum residual value guarantee and the collateral pledged or to be pledged to support the lease obligations under all four of ADC's long-term operating leases having such features:

	Purchase Option Price	Minimum Residual Value Guarantee	Collateral
Office Space — World Headquarters Facility	$132.3 million	$116.4 million	Cash collateral in the amount of $134.3 million
Manufacturing Facilities	$45.9 million	$38.1 million	Cash collateral in the amount of $45.9 million
Distribution Facilities	$52.1 million	$42.8 million	Cash collateral in the amount of $52.1 million
Office Space (former World Headquarters Facility) and Equipment	$22.0 million	$20.5 million	Cash collateral in the amount of $22.0 million

        As of April 30, 2002, after giving effect to the cash collateral pledged and to be pledged under the aforementioned leases, ADC has unrestricted cash and marketable securities in excess of $300 million and long-term debt of approximately $18 million.

Item 7.        Financial Statements, Pro Forma Financial Information and Exhibits

  (c)
  Exhibits.

Exhibit 10-a:	Sixth Amendment to Participation Agreement, dated as of April 18, 2002, among ADC Telecommunications, Inc., Lease Plan North America, Inc., ABN AMRO Bank N.V. and the Participants named on Schedule I thereto.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADC TELECOMMUNICATIONS, INC. (Registrant)
Date: May 1, 2002	By:	/s/ ROBERT E. SWITZ Robert E. Switz Executive Vice President and Chief Financial Officer

ADC TELECOMMUNCIATIONS, INC.
FORM 8-K REPORT

INDEX TO EXHIBITS

Exhibit No.	Description
10-a	Sixth Amendment to Participation Agreement, dated as of April 18, 2002, among ADC Telecommunications, Inc., Lease Plan North America, Inc., ABN AMRO Bank N.V. and the Participants named on Schedule I thereto.

QuickLinks

SIGNATURES
ADC TELECOMMUNCIATIONS, INC. FORM 8-K REPORT INDEX TO EXHIBITS